Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.: 333-120916

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll - free 1-866-803-9204.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

________________________

THIS FREE WRITING PROSPECTUS IS SUBJECT TO COMPLETION AND IS DATED DECEMBER 19, 2005

TERM SHEET SUPPLEMENT

Structured Asset Mortgage Investments II Trust 2005-AR8

Issuer

Wells Fargo Bank, National Association

Master Servicer and Securities Administrator

Structured Asset Mortgage Investments II Inc.

Depositor

Structured Asset Mortgage Investments II Trust 2005-AR8

Mortgage Pass-Through Certificates, Series 2005-AR8

Bear, Stearns & Co. Inc.

Underwriter

For use with negative amortization loan securitizations involving one loan group and an overcollateralization structure involving Class A and Class B certificates

TABLE OF CONTENTS

TERM SHEET SUPPLEMENT

Caption	Page

ANNEX I	S-91

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Your Yield on the Certificates Will be Subject to any Negative Amortization on the Related Mortgage Loans.

All of the mortgage loans in the trust fund are negative amortization loans. Generally, after one to four months following their origination, the interest rates on negative amortization loans typically adjust monthly but their monthly payments and amortization schedules adjust annually. In addition, in most circumstances, the amount by which a monthly payment may be adjusted on an annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. The initial interest rates on this type of mortgage loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the mortgagor, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related certificates on the related distribution date.

If the interest rates on the mortgage loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on the mortgage loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more slowly. If the unpaid principal balance of a negative amortization loan exceeds the original balance of the mortgage loan by more than 7.50%, the monthly payment due on that negative amortization loan will be reset without regard to the periodic payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a mortgage loan and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan's maturity, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap or if the unpaid principal balance exceeds a percentage of 110% of the original principal balance due to deferred interest, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap, in each case, in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on these mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the related increased principal balances.

The amount of deferred interest, if any, with respect to the mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and available to be distributed as a distribution of interest to the related classes of certificates. The resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying all payments of principal received on the mortgage loans to interest distributions on the related classes of certificates. For any distribution date, the net deferred interest on the mortgage loans will be allocated to each class of certificates in an amount related to the amount of interest that accrued on such class or component of certificates at its pass-through rate for the interest accrual period related to that distribution date. Accordingly, those classes or components of certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest. The amount of the reduction of accrued interest distributable to each class of certificates attributable to net deferred interest will be added to the class certificate balance of that class. Only the amount by which the payments of principal received on the mortgage loans exceed the amount of deferred interest on the mortgage loans will be distributed as principal to the related classes of certificates. The increase in the class certificate balance of any class of certificates and the slower reduction in the class certificate balances due to the use of all principal collected on the mortgage loans to offset the deferred interest will have the effect of increasing the weighted average lives of the certificates and increasing your exposure to realized losses on the related mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans and therefore cannot predict the extent of the effect of the allocation of net deferred interest on your certificates.

In addition, as the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of the mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than associated with fully amortizing mortgage loans.

The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

Credit Enhancement Is Limited; the Failure of Credit Enhancement to Cover Losses on the Trust Fund Assets May Result in Losses Allocated to the Offered Certificates.

The subordination of the subordinate certificates to the senior certificates as described herein is intended to enhance the likelihood that holders of the senior certificates will receive regular payments of interest and principal and to provide the holders of the senior certificates with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses among the certificates, beginning with the subordinate certificates with the lowest payment priority, until the current principal amount of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of subordinate certificates, until the current principal amount of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses will be allocated to the Class A certificates until the current principal amount thereof has been reduced to zero. Accordingly, if the aggregate current principal amount of the non-offered subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the offered subordinate certificates and, if the aggregate current principal amount of the offered subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the senior certificates.

Developments in Specified Regions Could Have a Disproportionate Effect on the Mortgage Loans due to Geographical Concentrations of Mortgaged Properties.

Some of the mortgage loans as of the cut-off date are secured by property in California. Property in California or in any other regions having a significant concentration of properties underlying the mortgage loan pool may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

•

economic conditions in a specific region with a significant concentration of properties underlying the mortgage loans (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

•	declines in a region’s residential real estate market may reduce the values of properties located in that region, which would result in an increase in the loan-to-value ratios; and
•

any increase in the market value of properties located in a particular region would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by subordination provided by the subordinate certificates.

A Transfer of Servicing May Result in an Increased Risk of Delinquency and Loss on the Mortgage Loans.

It is expected that the primary servicing for the mortgage loans will be transferred to the servicer within a month or two months after the closing date; however, the servicer will be obligated to service the mortgage loans as of the closing date. Any servicing transfer will involve notifying mortgagors to remit payments to a new servicer, transferring physical possession of loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer. Accordingly, such transfers could result in misdirected notices, misapplied payments, data input problems and other problems. In addition, investors should note that when the servicing of mortgage loans is transferred, there is generally an increase in delinquencies associated with such transfer. Such increase in delinquencies and problems incurred with the transfer to the new servicer may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

The Underwriting Standards of Some of the Mortgage Loans Do Not Conform to the Standards of Fannie Mae or Freddie Mac, Which May Present a Greater Risk of Loss with Respect to the Mortgage Loans.

Some of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristic include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Book-Entry Securities May Delay Receipt of Payment and Reports.

If the trust fund issues certificates in book-entry form, certificateholders may experience delays in receipt of payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

The yield to maturity on the offered certificates will depend, in general, on:

•	the applicable purchase price; and
•

the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the current principal amount of the offered certificates, as well as other factors.

The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

In general, if the offered certificates are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on these certificates as provided herein. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to some of the mortgage loans, a prepayment within one to four years of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan during the applicable period. However, under certain circumstances, the prepayment charge may be waived by the servicer. There can be no assurance that any prepayment charges will have any effect on the prepayment performance of the mortgage loans. See “Description of the Mortgage Loans” herein.

The seller may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre- approved applications, reduced origination fees or closing costs or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.

In addition, the seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates at time when reinvestment at comparable yields may not be possible.

During at least the first three years after the closing date, the entire amount of payments of principal with respect to the mortgage loans will be allocated to the senior certificates, as described herein, unless the current principal amount of the senior certificates has been reduced to zero. This will accelerate the amortization of the senior certificates in each certificate group as a whole while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans the subordinate certificates evidence.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see “Yield and Prepayment Considerations” herein.

The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination.” For purposes herein, “subordinated classes” means:

•	with respect to the Class A certificates: each class of Class B certificates and any overcollateralization; and
•	with respect a class of the Class B certificates: each class of Class B certificates having a lower payment priority and any overcollateralization.

Credit enhancement for the certificates will be provided, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the related subordinate classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses in excess of any available excess spread and any current overcollateralization are allocated to the subordinate certificates, beginning with the Class B certificates having the highest numerical designation, until the principal amount of that class has been reduced to zero. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the remaining subordinated class or classes of certificates and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

The weighted average lives of, and the yields to maturity on, the Class B certificates will be progressively more sensitive sequentially, starting with the Class B certificates with the highest numerical designation, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the current principal amounts of the Class B certificates sequentially, starting with the Class B certificates with the highest numerical designation. As a result of such reductions, less interest will accrue on such class of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the subordinate certificates may be reimbursed to the holders of the subordinate certificates according to the priorities set forth under “Description of the Certificates—Distributions on the Certificates” herein.

Unless the current principal amounts of the senior certificates have been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until the distribution date set forth in the term sheet or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average life of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Furthermore, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described herein, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization, excess spread, or a class of subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Credit Enhancement May be Inadequate to Cover Losses and/or to Build Overcollateralization.

The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates because we expect the weighted average net interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the related certificates. If the mortgage loans generate more interest than is needed to pay interest on the related offered certificates, any non-offered certificates entitled to interest payments and trust fund expenses, such “excess spread” will be used to make additional principal payments on the offered certificates and any non-offered certificates entitled to principal payments, which will reduce the total principal balance of such certificates below the aggregate principal balance of the mortgage loans, thereby creating “overcollateralization.” Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate's share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans to establish or maintain the required level of overcollateralization. On the closing date the required level of overcollateralization will be met. If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment. The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the related offered certificates.

The Interest Rate Caps May Reduce the Yields on the Offered Certificates.

The pass-through rates on the offered certificates are each subject to a net rate cap or available funds cap as described in the term sheet. If on any distribution date the pass-through rate for a class of offered certificates is limited to the net rate cap or available funds cap, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the net rate cap. The holders of those certificates will not be entitled to recover any resulting shortfall in interest on that distribution date or on any other distribution date except, in the case of the Adjustable Rate Certificates, to the extent of Net Monthly Excess Cashflow available for that purpose or to the extent of available amounts received from the yield maintenance agreement. If mortgage loans with relatively higher mortgage rates prepay or default, the net rate cap or available funds cap would result in lower interest than otherwise would be the case.

The Offered Certificates May Not Always Receive Interest Based on the Related Index Plus the Related Margin.

The offered certificates may not always receive interest at a rate equal to the related Index set forth in the Term Sheet plus the related margin. If the net rate cap on a class of Adjustable Rate Certificates is less than the lesser of (a) LIBOR plus the related margin and (b) the fixed rate set forth in the term sheet, the interest rate on the Adjustable Rate Certificates will be reduced to the net rate cap. If the available funds cap on a class of Variable Rate Certificates is less than One-Year MTA plus the related margin, the interest rate on the Variable Rate Certificates will be reduced to the available funds cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of the related Index set forth in the Term Sheet and to the adverse effects of the application of the net rate cap or available funds cap, as applicable. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased Index rates, may result in the net rate cap or available funds cap being lower than otherwise would be the case. If on any distribution date the application of the net rate cap or available funds rate cap, as applicable, results in an interest payment lower than the applicable Index plus the related margin on the applicable class of certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

The Securities Are Not Suitable Investments for All Investors.

The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Certificates.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

Some or all of the mortgage loans included in the trust fund will be non-recourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent that the servicer or the trustee (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property with contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” in the prospectus.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the seller will be required to purchase that mortgage loan from the trust.

On the closing date, the mortgage loan seller will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the mortgage loan seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

The Return on the Offered Certificates Could be Reduced by Shortfalls Due to The Application of the Servicemembers’ Civil Relief Act and Similar State Laws.

The Servicemembers’ Civil Relief Act, formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940, or Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

Hurricane Katrina, Hurricane Rita and Hurricane Wilma May Adversely Affect the Mortgage Loans.

Hurricane Katrina struck Louisiana, Mississippi, Alabama and surrounding areas on August 29, 2005, Hurricane Rita struck Texas and Louisiana and surrounding areas on September 23, 2005 and Hurricane Wilma struck the southern part of Florida and surrounding areas on October 25, 2005. Damage from these hurricanes was extensive as a result of high winds, tornados, and flooding as a result of storm surge, broken levees and torrential rainfall. An unknown number of the mortgage loans may be located in counties or parishes which were affected by these hurricanes. The seller will make a representation and warranty that, the physical property subject to any mortgage loan is free of material damage and waste. In the event that a mortgaged property is materially damaged as of the closing date and this damage materially and adversely affects the value or the interests of the certificateholders in the related mortgage loan, the seller will be required to repurchase the related mortgage loan from the trust. Damage to mortgaged properties as a result of these hurricanes may or may not be covered by the related hazard insurance policies.

No assurance can be given as to the effect of these hurricanes on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by these events. Any adverse impact as a result of these events may be borne by the certificateholders, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, even if the mortgaged property is free of material damage, property values in these states may be adversely affected by these hurricanes. Also, even if a property is free of material damage, receding floodwaters may leave the property uninhabitable for some period of time or adversely affect the borrower's ability to return to the related property, or the related borrower may have no desire to return to the related property. Mortgagors in areas affected by these hurricanes may also be affected by any decline in the economic environment. Any losses on the affected mortgage loans may result in losses on the offered certificates.

The Ratings on the Offered Certificates are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates.

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See “Ratings” in this Term Sheet Supplement and “Rating” in the prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the related mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the related mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the related mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

DESCRIPTION OF THE MORTGAGE LOANS

The Term Sheet will include information with respect to the mortgage loans expected to be included in the pool of mortgage loans in the trust fund. Prior to the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted for the removed mortgage loans. The depositor believes that the information set forth in the Term Sheet with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary.

The mortgage pool will generally consist of first lien, adjustable-rate negative amortization mortgage loans secured by one- to four-family residences and individual condominium units.

The mortgage loans are being serviced as described below under “The Servicer—Countrywide” herein. The mortgage loans were originated generally in accordance with the guidelines described in “Mortgage Loan Origination—Countrywide” herein.

All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary “due-on-sale” clause.

All of the mortgage loans are adjustable rate mortgage loans. After an initial fixed-rate period of generally up to four months, the interest rate borne by each mortgage loan will be adjusted monthly based on One-Year MTA and One-Year LIBOR, each referred to herein as an Index as described below, computed in accordance with the related note, plus (or minus) the related gross margin and generally subject to rounding and to certain other limitations. The mortgage loans generally contain a maximum lifetime mortgage rate and in certain cases contain a minimum lifetime mortgage rate as well. As of the Cut-off Date, some of the mortgage loans were still in their initial fixed-rate period. The initial fixed-rate on a mortgage loan is generally lower than the sum of the Index that could have been applicable as of the date of origination.

Prepayment Charges on the Mortgage Loans

Some of the mortgage loans provide for payment by the mortgagor of a prepayment charge in connection with some prepayments. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. The amount of the prepayment charge will, for the majority of the mortgage loans, be equal to 6 months’ advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

Generally, the Servicer shall not waive any prepayment charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. Accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Approximately all prepayment charges are classified as “hard” prepayment charges, meaning that the mortgagor has to cover the prepayment charge regardless of the reason for prepayment.

Negative Amortization

All of the mortgage loans have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment adjusts only on an annual basis. In addition, the monthly payment may not fully amortize the principal balance of the loan on an annual adjustment date if a payment cap applies.

In any given month, the mortgage loan may be subject to:

(1)	reduced amortization if the monthly payment is sufficient to pay current accrued interest at the mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule;
(2)	negative amortization if current accrued interest is greater than the monthly payment, which would result in the accrued interest not currently paid being treated as Deferred Interest; or
(3)	accelerated amortization if the monthly payment is greater than the amount necessary to pay current interest and to reduce principal in accordance with a fully amortizing schedule.

Deferred Interest may result in a final lump sum payment at maturity significantly greater than the monthly payment that would otherwise be payable.

The total amount of Deferred Interest that may be added is limited by a provision in the mortgage note to the effect that the principal amount of the mortgage loan may not exceed a percentage or periodic cap, times the principal amount of the loan at origination. On each annual payment adjustment date, the minimum monthly payment will be reset to fully amortize the mortgage loan over the remaining term to maturity subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth anniversary of the first due date and on every fifth anniversary thereafter, the monthly payment will be reset without regard to the limitation described in clause (i) above, and (iii) if the unpaid principal balance exceeds 110% of the original principal balance due to Deferred Interest, the monthly payment will be reset on such payment date without regard to the limitation described in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

At the time of any annual payment adjustment where the monthly payment increase would be limited by the periodic cap, the mortgagor will be given the option to have the monthly payment adjusted to a fully amortizing level.

Index on the Mortgage Loans

One-Year MTA. The interest rate on approximately all the mortgage loans will adjust monthly based on One-Year MTA. One-Year MTA will be a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15),” determined by averaging the monthly yields for the most recently available twelve months. The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

The following levels of One-Year MTA do not purport to be representative of future levels of One-Year MTA. No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.

	One-Year MTA
Date	2000	2001	2002	2003	2004	2005
January 1	5.212%	5.999%	3.260%	1.935%	1.234%	2.022%
February 1	5.338	5.871	3.056	1.858	1.229	2.171
March 1	5.458	5.711	2.912	1.747	1.225	2.347
April 1	5.580	5.530	2.786	1.646	1.238	2.504
May 1	5.703	5.318	2.668	1.548	1.288	2.633
June 1	5.793	5.102	2.553	1.449	1.381	2.737
July 1	5.880	4.897	2.414	1.379	1.463	2.865
August 1	5.962	4.671	2.272	1.342	1.522	3.019
September 1	6.035	4.395	2.180	1.302	1.595	3.163
October 1	6.083	4.088	2.123	1.268	1.677	3.326
November 1	6.128	3.763	2.066	1.256	1.773	3.478
December 1	6.108	3.481	2.002	1.244	1.887	---

THE MASTER SERVICER AND THE SERVICERS

General

Wells Fargo Bank, National Association, referred to herein as Wells Fargo or the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the cut-off date, among the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee.

Primary servicing of the mortgage loans will be provided for in accordance with the Countrywide Servicing Agreement. The Countrywide Servicing Agreement will require, among other things, that the Servicer accurately and fully report its borrower credit files to credit repositories in a timely manner.

The Countrywide Servicing Agreement will be assigned to the trust pursuant to an assignment, assumption and recognition agreement, dated as of the closing date, among the Servicer, the Depositor, the Seller and the Trustee on behalf of the certificateholders; provided, however, that the Seller will retain the right to enforce against the Servicer the representations and warranties made by the Servicer with respect to the mortgage loans. The Servicer will be responsible for the servicing of the mortgage loans covered by the Countrywide Servicing Agreement, and the Master Servicer will be required to monitor its performance. In the event of a default by the Servicer under the Countrywide Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer, and shall either find a successor Servicer or shall assume the primary servicing obligations for the mortgage loans itself.

The information set forth in the following paragraphs with respect to the Master Servicer and the Servicer has been provided by the respective parties. None of the Depositor, the Seller, the Securities Administrator, the Underwriter, the Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information. Furthermore, neither the Master Servicer, the Servicer, nor any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information set forth in the following paragraphs provided by any person other than itself.

The Master Servicer

Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

The Servicer

Countrywide Home Loans Servicing LP (referred to herein as Countrywide Servicing) will continue, following the closing date, to service the mortgage loans, which have been originated by its affiliate, Countrywide Home Loans.

Countrywide Home Loans Servicing LP

The information set forth in the following paragraphs has been provided by Countrywide Servicing.  None of the Seller, the Master Servicer, the Mortgage Loan Seller, the Trustee, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024.  Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide.  Countrywide is a direct wholly owned subsidiary of Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation (“Countrywide Financial”).  Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner of Countrywide Servicing.

Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner of Countrywide Servicing.

Countrywide established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide that would otherwise have been serviced by Countrywide.  In January and February, 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively.  In October 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide.  While Countrywide expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans.  Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide.  In addition to acquiring mortgage servicing rights from Countrywide, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide became employees of Countrywide Servicing.  Countrywide Servicing has engaged Countrywide as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required.  Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide when required by the owner of the mortgage loans.  As of June 30, 2005, Countrywide Servicing had a net worth of approximately $14.16 billion.

References in this section of this prospectus supplement to Countrywide should be read to include Countrywide and its consolidated subsidiaries, including Countrywide Servicing.

Countrywide services substantially all of the mortgage loans it originates or acquires.  In addition, Countrywide has purchased in bulk the rights to service mortgage loans originated by other lenders.  Countrywide has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights.  As of June 30, 2005, Countrywide provided servicing for approximately $964.444 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

Countrywide’s Foreclosure, Delinquency and Loss Experience

Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide’s loss and delinquency experience on its portfolio of serviced mortgage loans.  There can be no assurance that factors beyond the control of Countrywide, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate.  A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans.  If the real estate market and economy were to decline, Countrywide may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of mortgage loans originated or acquired by Countrywide and serviced or master serviced by Countrywide and securitized by certain affiliates of Countrywide in transactions that were registered with the

Securities and Exchange Commission.  The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio.  The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans.  The columns in the following table may not total due to rounding.

	At February 28 (29),		At December 31,			At June 30,
	2000	2001	2001	2002	2003	2004	2005
	(Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Volume of Loans(1)	$17,759,361	$21,250,550	$25,658,250	$33,455,108	$47,663,628	$76,170,541	$108,044,780
Delinquent Mortgage Loans and Pending Foreclosures at Period End
30 – 59 days	1.36%	1.61%	1.89%	2.11%	1.80%	1.51%	1.30%
60 – 89 days	0.22%	0.28%	0.39%	0.53%	0.43%	0.28%	0.24%
90 days or more (excluding pending foreclosures)	0.16%	0.14%	0.23%	0.35%	0.31%	0.26%	0.19%
Total of delinquencies	1.75%	2.03%	2.50%	2.99%	2.53%	2.05%	1.73%
Foreclosures pending	0.16%	0.27%	0.31%	0.31%	0.31%	0.20%	0.16%
Total delinquencies and Foreclosures pending	1.91%	2.30%	2.82%	3.31%	2.84%	2.25%	1.90%
Losses on liquidated loans(2)	$(3,076,240)	$(2,988,604)	$(5,677,141)	$(10,788,657)	$(16,159,208)	$(24,758,566)	$(4,810,599)

(1)	“Volume of loans” reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.
(2)

“Losses on liquidated loans” reflect the losses accumulated during (i) the years ended February 29, 2000 and February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the years ending on December 31, 2002, December 31, 2003 and December 31, 2004, and (iv) the 6-month period ending on June 30, 2005, respectively.

MORTGAGE LOAN ORIGINATION

General

All of the mortgage loans were originated by Countrywide Home Loans, Inc.

The information set forth in the following paragraphs with respect to Countrywide Home Loans has been provided by Countrywide Home Loans. None of the Depositor, the Seller, the Securities Administrator, the Underwriter, the Master Servicer, the Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

Countrywide Home Loans, Inc.

The mortgage loans were originated or acquired by Countrywide Home Loans in accordance with its credit, appraisal and underwriting standards (the “Countrywide Underwriting Guidelines”).

Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income.  If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W 2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization.  Self employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two year period based on a borrower's credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”). Countrywide Home Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker.  In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker.  In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards.  Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met.  After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans.  The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.  Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits.  If the prospective borrower has applied for an interest-only 6 Month LIBOR mortgage loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%.  If the prospective borrower has applied for a 3/1 mortgage loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%.  If the prospective borrower has applied for a 5/1 mortgage loan, a 7/1 mortgage loan or a 10/1 mortgage loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.  If the prospective borrower has applied for a negative amortization loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% or the initial interest rate on the mortgage loan.

The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower.  In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs.  Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.  Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%.  Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose, and whether the information is verified, depends, in part, on the documentation program used in the origination process.  In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information.  Self-employed individuals are generally required to submit their two most recent federal income tax returns.  Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both.  Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company.  The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments.  All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to mortgage loans originated pursuant to its Streamlined Documentation Program, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans.  The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition.  Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home.  All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property.  Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”).  The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000.  The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.  As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii).  Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.  Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment.  Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application.  The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 75%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application.  To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application.  Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections.  Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period.  Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000.  In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted.  The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines.  The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000.  Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-

to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000.  The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii).  On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii).  Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program.  Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines.  However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines.  However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines.  The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%.  The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis.  The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis.  This program is limited to borrowers with excellent credit histories.  Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%.  Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income.  The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.  Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents.  The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS Form W-8).  The borrower’s income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program.  The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

DESCRIPTION OF THE CERTIFICATES

The trust will issue the certificates pursuant to the Agreement. The certificates consist of the classes of certificates reflected in the Term Sheet, which we refer to collectively as the offered certificates, and one or more classes of Class R Certificates, which are not offered publicly. The various classes of Class A Certificates are also referred to as the senior certificates; and the various classes of Class B Certificates are referred to herein as the Class B Certificates or the subordinated certificates. The Class A Certificates and certain Class B Certificates offered by the Term Sheet are also collectively referred to herein as the offered certificates.

General

The certificates issued by Structured Asset Mortgage Investments II Trust 2005-AR8 will consist of the certificates offered by the Term Sheet.

The certificates will evidence in the aggregate the entire beneficial ownership interest in the Trust. The Trust will generally consist of (i) the mortgage loans; (ii) such assets as from time to time are identified as deposited in respect of the mortgage loans in the accounts created under the Agreement established for the collection of payments on the mortgage loans serviced by the Servicer and in the Distribution Account (as defined below) and belonging to the Trust; (iii) property acquired by foreclosure of such mortgage loans or by deed in lieu of foreclosure; (iv) any standard hazard insurance policies; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Seller; (vi) rights of the Depositor under the Yield Maintenance Agreement; (vii) rights with respect to Servicing Agreements, to the extent assigned to the Trustee; (viii) such other assets as described in the Agreement; and (ix) all proceeds of the foregoing.

Each class of Book-Entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. Beneficial interests will be held by investors through the book-entry facilities of DTC in the minimum denominations set forth in the Term Sheet. See Annex I to hereto and “Description of the Securities—Form of Securities” and “—Global Securities” in the prospectus.

No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates”. Unless and until definitive certificates are issued under the limited circumstances described herein, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references herein to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See “—Book-Entry Registration” and “—Definitive Certificates” herein.

The Residual Certificates may not be purchased by or transferred to a Plan except upon delivery of a certification of facts or an opinion of counsel, as provided herein. See “ERISA Considerations” herein. Transfer of the Residual Certificates will be subject to additional restrictions and transfer of the Residual Certificates to any non-United States person will be prohibited, in each case as described under “Federal Income Tax Consequences—REMICS—Tax and Restrictions On Transfers of REMIC Residual Certificates to Certain Organizations” and “—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the prospectus. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the offered certificates, other than the final distribution on any class of offered certificates, will be made on each distribution date by or on behalf of the Trustee to the persons in whose names the offered certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or (b) upon written request to the Trustee at least five business days prior to the relevant Record Date by any holder of offered certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of offered certificates will be made in like manner, but only upon presentment and surrender of the class at the corporate trust office of the Trustee or any other location specified in the notice to certificateholders of the final distribution.

Book-Entry Registration

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. The Trustee will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book- Entry Certificates evidence voting rights authorize divergent action.

The Depositor, the Servicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner’s fractional undivided interest in the related class of certificates.

Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement.

Distributions on the Certificates

On each distribution date, the Trustee will withdraw the available funds from the Distribution Account for such distribution date and apply such amounts as follows:

Interest Funds. On each distribution date, Interest Funds will be applied to pay any accrued and unpaid interest on the offered certificates in the following order of priority:

1.	From Interest Funds, to the Class A Certificates (allocated as described in the Term Sheet), the Senior Interest Distribution Amount for each such Class;
2.

From remaining Interest Funds, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates, sequentially, in that order, the Interest Distribution Amount for each such Class;

3.

Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with Principal Distribution Amount (A) and (B) below; and

4.

Any remaining Excess Spread will be the Remaining Excess Spread and will be applied, together with the Overcollateralization Release Amount, as Net Monthly Excess Cashflow in accordance with Net Monthly Excess Cashflow, below.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated, first, in reduction of amounts otherwise distributable to the Residual Certificates, and thereafter, to the Interest Distribution Amount payable to the offered certificates, on a pro rata basis, on such distribution date, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates will not be entitled to reimbursement for any such interest shortfalls, except as provided below under clause 10. of Net Monthly Excess Cashflow.

Principal Distribution Amounts. On each distribution date, the Principal Distribution Amount will be applied to pay as principal on the offered certificates entitled to payments of principal, in the following order of priority:

(A)           On each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, Principal Funds and the Extra Principal Distribution Amount for such distribution date will be distributed:

1.	To the Class A Certificates (allocated as described in the Term Sheet), an amount equal to the Principal Distribution Amount until their Current Principal Amount thereof is reduced to zero;
2.	To the Class B-1 certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;
3.	To the Class B-2 certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof thereof is reduced to zero;
4.	To the Class B-3 certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;
5.	To the Class B-4 certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;
6.	To the Class B-5 certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero; and
7.	To the Class B-6 certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;

(B)            On each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect, Principal Funds and the Extra Principal Distribution Amount for such distribution date will be distributed:

1.	To the Class A Certificates (allocated as described in the Term Sheet), an amount equal to the Class A Principal Distribution Amount until their Current Principal Amount thereof is reduced to zero;
2.	To the Class B-1 certificates, from any remaining Principal Distribution Amount, the Class B-1 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;
3.	To the Class B-2 certificates, from any remaining Principal Distribution Amount, the Class B-2 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;
4.	To the Class B-3 certificates, from any remaining Principal Distribution Amount, the Class B-3 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;
5.	To the Class B-4 certificates, from any remaining Principal Distribution Amount, the Class B-4 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;
6.	To the Class B-5 certificates, from any remaining Principal Distribution Amount, the Class B-5 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero; and
7.	To the Class B-6 certificates, from any remaining Principal Distribution Amount, the Class B-6 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero.

Net Monthly Excess Cashflow. On each distribution date, the Net Monthly Excess Cashflow will be applied to the offered certificates in the following order of priority:

1.

From any Net Monthly Excess Cashflow, to the Class A Certificates (allocated as described in the Term Sheet), an amount equal to (i) any Interest Carry Forward Amount for such classes to the extent not fully paid pursuant to clause 1 of Interest Funds above and then (ii) any Unpaid Realized Loss Amount for such classes for such distribution date;

2.

From any remaining Net Monthly Excess Cashflow, to the Class B-1 certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

3.

From any remaining Net Monthly Excess Cashflow, to the Class B-2 certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

4.

From any remaining Net Monthly Excess Cashflow, to the Class B-3 certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

5.

From any remaining Net Monthly Excess Cashflow, to the Class B-4 certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

6.

From any remaining Net Monthly Excess Cashflow, to the Class B-5 certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

7.

From any remaining Net Monthly Excess Cashflow, to the Class B-6 certificates, an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

8.

From any remaining Net Monthly Excess Cashflow, to the Class A certificates (allocated as described in the Term Sheet) any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount for such class for such distribution date;

9.

From any remaining Net Monthly Excess Cashflow, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carry Forward Amount, in each case for such class for such distribution date;

10.

From any remaining Net Monthly Excess Cashflow, first to the Class A certificates (allocated as described in the Term Sheet), and then to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 certificates, sequentially, in that order, such respective certificates’ allocated share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case without interest accrued thereon; and

11.	Any remaining amounts to the Residual Certificates.

When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a Prepayment Interest Shortfall. Any Prepayment Interest Shortfalls resulting from a prepayment in full or in part that are distributed to the certificateholders in the calendar month following the month in which the prepayment was made are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it for the applicable distribution date. The Servicer is not obligated to fund interest shortfalls resulting from the application of the Relief Act. The amount of the Servicing Fees used to offset such Prepayment Interest Shortfalls is referred to herein as Compensating Interest Payments.

Allocation of Realized Losses

Subordination provides the holders of certificates having a higher payment priority with protection against Realized Losses on the mortgage loans. In general, this loss protection is accomplished by allocating any Realized Losses in excess of available excess spread and any current overcollateralization among the Subordinate Certificates, beginning with the Subordinate Certificates with the lowest payment priority until the Current Principal Amount of that subordinate class has been reduced to zero.

The Applied Realized Loss Amount shall be allocated first to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 certificates, in that order (so long as their respective Current Principal Amounts have not been reduced to zero) and thereafter Realized Losses with respect to the mortgage loans shall be allocated to the Class A certificates (as described in the Term Sheet) until the Current Principal Amount thereof has been reduced to zero. Such subordination will increase the likelihood of timely receipt by the holders of the certificates with higher relative payment priority of the maximum amount to which they are entitled on any distribution date and will provide such holders protection against losses resulting from defaults on mortgage loans to the extent described herein. The depositor will allocate a loss to a certificate by reducing its principal amount by the amount of the loss.

In the event that the Servicer or any sub-servicer recovers any amount in respect of a liquidated mortgage loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to herein as a Subsequent Recovery, will be distributed as part of available funds in accordance with the priorities described under “Description of the Certificates—Distributions on the Certificates” herein. Additionally, the Current Principal Amount of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of certificates and not previously offset by Subsequent Recoveries. Holders of such certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

Excess Spread and Overcollateralization Provisions

Excess Spread will be required to be applied as an Extra Principal Distribution Amount with respect to the offered certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. If on any distribution date, after giving effect to allocations of Principal Distribution Amounts, the aggregate Current Principal Amount of the offered certificates exceeds the aggregate outstanding Principal Balance of the mortgage loans for such distribution date, the Current Principal Amounts of the Subordinate Certificates will be reduced, in inverse order of seniority (beginning with the Class B-6 certificates) by an amount equal to such excess. Any such reduction is an Applied Realized Loss Amount.

Pass-Through Rates

The pass-through rate per annum for the Adjustable Rate Certificates will be equal to the least of:

1.

the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described below under “—Calculation of One-Month LIBOR” plus the related Margin,

2.	the fixed rate set forth in the Term Sheet, and

3.	the Net Rate Cap.

The pass-through rate per annum for the Variable Rate Certificates, will be equal to the least of:

1.

the per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year, which we refer to as “One-Year MTA,” calculated as described below under “— Calculation of One-Year MTA” plus the related Margin, and

2.	the Available Funds Cap.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the offered certificates, which date we refer to as a LIBOR Determination Date, the Trustee will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such LIBOR Determination Date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period.

The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of all Classes of offered certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of all Classes of offered certificates. As used in this section, LIBOR business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and Reference Banks means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

1.	with an established place of business in London,
2.	which have been designated as such by the Trustee, and
3.	which are not controlling, controlled by, or under common control with, the Depositor or the Seller.

The establishment of one-month LIBOR on each LIBOR Determination Dateby the Trustee and the Trustee's calculation of the pass-through rates applicable to the offered certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Calculation of One-Year MTA

On the related MTA Determination Date, the Securities Administrator will determine One-Year MTA for such interest accrual period as published by the Federal Reserve Board in the Federal Reserve Statistical Release ‘Selected Interest Rates (H.15)’, determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used for each interest rate adjustment date will be the most recent One-Year MTA figure available as of fifteen business days before that date.

If One-Year MTA is no longer available, then the index used to determine the certificate interest rate on the Variable Rate Certificates will be the same index selected to determine the mortgage interest rates on the mortgage loans.

The establishment of One-Year MTA on the related MTA Determination Dates by the Securities Administrator, and the Securities Administrator's calculation of the rate of interest applicable to the classes of adjustable rate certificates bearing interest at an adjustable rate based on One-Year MTA for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

The Yield Maintenance Agreement

On the closing date, the trustee on behalf of the trust fund and for the benefit of the Adjustable Rate Certificates, will enter into the yield maintenance agreement with the yield maintenance provider and will cause the paying agent to establish the yield maintenance account, which will be an asset of the trust but not of any REMIC. The paying agent will deposit into the yield maintenance account amounts received by it pursuant to the yield maintenance agreement. The yield maintenance agreement will be for the benefit of the Adjustable Rate Certificates. The yield maintenance agreement has been structured to partially offset the adverse effects of the related net rate caps on the respective pass-through rate on the related classes of certificates.

With respect to any distribution date through the distribution date set forth in the Term Sheet, the yield maintenance agreement will provide that if One-Month LIBOR is at least equal to the applicable Strike Price, then the yield maintenance provider will pay to the trust an amount (the “Yield Maintenance Payment”) equal to the result of multiplying (A) the actual number of days in the applicable interest accrual period divided by 360 by (B) the product of (i) the per-annum rate equal to the excess of (x) the lesser of then-current One-Month LIBOR and 10.50% (or such other applicable hard cap specified in the Term Sheet) over (y) the applicable Strike Price and (ii) an amount equal to the lesser of the certificate principal balance of the applicable class of certificates and the Projected Principal Balance for such class of certificates for such distribution date.

The Strike Price under the yield maintenance agreement for the respective distribution dates occurring during the term of such agreement is as set forth in the Term Sheet.

The Projected Principal Balance for each applicable distribution date pursuant to the yield maintenance agreement is set forth in the Term Sheet. These Projected Principal Balances have been calculated assuming (i) a prepayment rate of CPR, as set forth in the Term Sheet, on a pool of mortgage loans which approximates the mortgage loans, (ii) that the depositor exercises its related clean-up call option on the applicable optional termination date and (iii) that no delinquencies or losses are incurred on the mortgage loans. We can give you no assurance that the mortgage loans will prepay at that rate or at any other rate, or that the aggregate certificate principal balance of the applicable classes of certificates will actually be as assumed, or that no delinquencies or losses will be incurred on the mortgage loans.

With respect to each distribution date on which a Yield Maintenance Payment is received under the yield maintenance agreement, the paying agent will first pay to the applicable classes of Class A certificates, on a pro rata basis, and will thereafter pay to the subordinate certificates, sequentially in the order of their payment priority, the Interest Distribution Amount that each such class of certificates would have been entitled to receive on such distribution date had the applicable pass-through rate on such class of certificates been calculated at One-Month LIBOR on such distribution date plus the applicable margin for the related interest accrual period, to the extent that such Interest Distribution Amount was not paid on such distribution date to such class of certificates.

Optional Purchase of Defaulted Loans

With respect to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Seller shall have the right to purchase such mortgage loan from the trust at a price equal to the Repurchase Price; provided, however (i) that such mortgage loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the mortgage loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity and weighted average life of each class of certificates will be affected by the amount and timing of principal payments on the related mortgage loans, the allocation of available funds to such class of certificates, the applicable Pass-Through Rate for such class of certificates, the purchase price paid for such certificates and the amount of Excess Spread. In addition, the yields on the certificates will be adversely affected by Realized Losses and interest shortfalls. The interaction of the foregoing factors may have different effects on the various classes of certificates, and may have varying effects with respect to any one class of certificates during the life of such class. No representation is made as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of Realized Losses or interest shortfalls or as to the anticipated yield to maturity of any class of certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans and the suitability of the certificates to their investment objectives. Investors should carefully consider the associated risks discussed below and under the heading “Legal Investment” herein and under the headings “Yield Considerations,” “Maturity and Prepayment Considerations” and “Legal Investment Matters” in the prospectus.

The mortgage interest rates on the mortgage loans will adjust monthly (except during an initial fixed-rate period for some of the mortgage loans of generally up to four months) and may vary significantly over time. When a mortgage loan begins its adjustable period, increases and decreases in the mortgage interest rate on that mortgage loan will be calculated for each monthly accrual period based on the index as of a specified date. The index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the mortgage loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each mortgage loan is subject to a maximum interest rate.

Although mortgage interest rates will increase (subject to a maximum interest rate) or decrease as the index changes (following the initial fixed-rate period, if applicable), the monthly payments on the mortgage loans generally will adjust only once a year. As a result, an increase or decrease in the index will cause the amortization of the mortgage loans to decelerate or accelerate, thereby causing a corresponding change in the amortization of the certificates. In the event that an increase in the index causes the interest due on a mortgage loan for a given month to exceed the current minimum monthly payment for that month, the shortfall in interest will be added to the outstanding principal balance of that mortgage loan as Deferred Interest. In addition, because the initial minimum monthly payment is set based on the initial fixed rate rather than the sum of the margin and then-current Index, it is likely that the minimum monthly payment will be less than the interest due on that mortgage loan during at least the first year of a mortgage loan. If a mortgagor only pays the minimum monthly payment due, there will likely be negative amortization on the mortgage loan until the fifth anniversary of the Due Date when the minimum monthly payment will be reset to a fully amortizing amount.

Prepayment Considerations

The rate of principal payments on each class of offered certificates, the aggregate amount of distributions on each class of offered certificates and the yield to maturity of each class of offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” herein, with respect to some of the mortgage loans, a prepayment may subject the related mortgagor to a prepayment charge. Prepayment charges may be restricted under some state laws as described under “Legal Aspects of Mortgage Loans – Enforceability of Certain Provisions” in the prospectus. All prepayment charges with respect to the mortgage loans will be paid to the Servicer as set forth in the Agreement. Generally the mortgage loans will contain due-on-sale clauses.

Because the interest rate on each mortgage loan adjusts monthly (after any initial fixed period) and the minimum monthly payment adjusts annually, the portion of the monthly payment that will be applied to reduce the principal balance of the mortgage loan may vary.

The negative amortization feature of the mortgage loans may affect the yield on the related classes of certificates. As a result of the negative amortization of the mortgage loans, the outstanding principal balance of a mortgage loan will increase by the amount of Deferred Interest as described herein under “Description of the Mortgage Loans—Negative Amortization.” During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of Deferred Interest, the increasing principal balance of the mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing both the likelihood of defaults and the risk of loss on any mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance of such mortgage loan (due to the addition of Deferred Interest, if any, to the principal balance of the mortgage loan) in a single payment at the maturity of the mortgage loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the mortgage loans is greater than that associated with fully amortizing mortgage loans. The rate of Deferred Interest on the mortgage loans will also affect the rate of principal distributions on the related certificates because scheduled and unscheduled principal collections on the mortgage loans will be applied to cover Deferred Interest on the mortgage loans.

Principal Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the related class or classes of offered certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully herein and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the offered certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the related offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

Because principal distributions are paid to some classes of offered certificates before other classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

The seller may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre- approved applications, reduced origination fees or closing costs or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Pass-Through Rates

The yields to maturity on the offered certificates will be affected by their pass-through rates. The pass-through rates on the offered certificates will be sensitive to the adjustable mortgage rates on the mortgage loans. As a result, these pass-through rates will be sensitive to the related index on the mortgage loans, any periodic caps, maximum and minimum rates and the related gross margins.

Yield Sensitivity Of The Subordinate Certificates

As the Current Principal Amount of a class of subordinate certificates is reduced to zero, the yield to maturity on the next most junior class of subordinate certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated such class of subordinate certificates. If the Current Principal Amounts of a class of Class B Certificates have been reduced to zero, the yield to maturity on the remaining most subordinate class of Class B Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to that remaining class of Class B Certificates with the highest numerical designation. Investors in the subordinate certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Yield Maintenance Agreement

The Adjustable Rate Certificates have the benefit of a yield maintenance agreement, as provided in the Term Sheet. To the extent that the pass-through rate on these certificates is limited by the net rate cap, the amount by which the interest amount payable to such class of certificates at the applicable pass-through rate on such certificates – had the pass-through rate on such class of certificates been calculated at One-Month LIBOR plus the applicable margin without regard to the net rate cap – exceeds the Interest Distribution Amount payable to such class of certificates on an applicable distribution date will create a basis risk shortfall, to the extent such shortfall is not covered by a payment under the yield maintenance agreement.

Payments under the yield maintenance agreement are based on the lesser of the aggregate Current Principal Amount of the applicable classes of certificates and an assumed Current Principal Amount derived by assuming a prepayment rate of CPR, as specified in the Term Sheet, on a pool of mortgage loans which approximates the mortgage loans, and assuming that the depositor exercises its related clean-up call option on the applicable optional termination date and that no delinquencies or losses are incurred on the mortgage loans. The yield maintenance agreement does not provide for payments unless One-Month LIBOR is at least equal to the applicable Strike Price, and does not cover application of the related net rate cap due to increases in One-Month LIBOR that cause the applicable per annum pass-through rate on a class of certificates to exceed 10.50% (or such other applicable hard cap specified in the Term Sheet).

As a result of the termination of the yield maintenance agreement on the distribution date indicated in the Term Sheet, and depending on the level of prepayments on the mortgage loans and the priority of distributions on the applicable classes of certificates as described in the Term Sheet, the yield maintenance agreement may terminate prior to payment in full of such classes of certificates. There is no guarantee that the mortgage loans will prepay at any assumed rate, that the Current Principal Amount of a class of certificates will be as assumed, or that One-Month LIBOR will equal or exceed the applicable Strike Price. As a result, we cannot assure you that payments under any yield maintenance agreement will cover shortfalls which may be experienced as a result of the applicable net rate cap on a class of certificates.

Assumed Final Distribution Date

The Assumed Final Distribution Date for each class of certificates is as set forth in the Term Sheet and is generally the distribution date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date. Furthermore, the actual final distribution date with respect to each class of offered certificates could occur significantly earlier than the Assumed Final Distribution Date because Excess Spread to the extent available will be applied as an accelerated payment of principal on the offered certificates to the extent described herein. In addition, the depositor or its designee may, at its option, repurchase all the mortgage loans from the Trust on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans are less than a percentage (as set forth in the Term Sheet) of the aggregate Outstanding Principal Balance of the mortgage loans as of the Cut-off Date. See “The Pooling and Servicing Agreement—Termination” herein.

Weighted Average Lives

The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such certificate referred to in clause (a). The weighted average lives of the certificates will be influenced by, among other factors, the rate at which principal is paid on the related mortgage loans. Principal payments of mortgage loans may be in the form of scheduled amortization, prepayments, liquidations as a result of foreclosure proceedings or otherwise, or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the Agreement. The actual weighted average life and term to maturity of each class of certificates, in general, will be shortened if the level of such prepayments of principal on the related mortgage loans increases.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates.

The trust fund created under the Agreement will consist of (1) all of the Depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due after the cut-off date with respect to the mortgage loans, but excluding any payments of principal or interest due on or prior to the cut-off date, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto), (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Seller, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Yield Maintenance Account, the Distribution Account and such other accounts specified in the Agreement, (6) the rights with respect to the Servicing Agreements, to the extent assigned to the Trustee, (7) the rights of the Depositor with respect to the Yield Maintenance Agreement, (8) such assets as shall from time to time be credited to the Distribution Account or are required by the terms of the Agreement to be credited to the Distribution Account, and (9) any proceeds of the foregoing.

Reference is made to the prospectus for important information in addition to that set forth in this Term Sheet Supplement regarding the trust fund, the terms and conditions of the Agreement and the offered certificates. The offered certificates will be transferable and exchangeable at the offices of the Certificate Registrar. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

Assignment of the Mortgage Loans

At the time of issuance of the certificates, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the cut-off date, to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the Agreement. Such schedules will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the related mortgage rate, the related Net Rate, the related Monthly Payment, the maturity date of the related mortgage note and the related Loan-to-Value Ratio.

In addition, the Depositor will deposit with the custodian, as agent for the Trustee, with respect to each mortgage loan, the following: the original mortgage note, endorsed without recourse to the order of the Trustee and showing to the extent available to the Depositor an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; the original mortgage which shall have been recorded, with evidence of such recording indicated thereon; as to the mortgage loans with Mortgaged Properties located in the States of Florida, Maryland, Mississippi, South Carolina or Tennessee, the assignment (which may be in the form of a blanket assignment) of the Mortgage, with evidence of recording thereon; a duly executed assignment (which may be in the form of a blanket assignment) of the mortgage to “JPMorgan Chase Bank, N.A. (or such other institution serving as Trustee as specified in the Term Sheet), as trustee” with evidence of recording thereon (subject to certain exceptions set forth in the Agreement); the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if any; the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance; and originals of all assumption and modification agreements, if applicable and available. Notwithstanding the foregoing, the Depositor will not be required to deliver assignments of the mortgage with evidence of recording thereon if (i) the mortgaged properties relating thereto are located in a jurisdiction in which, based on an opinion of counsel delivered by the Depositor to the Trustee, such recordation is not necessary to protect the interests of the certificateholders in the related mortgage loans, (ii) such recordation is not required by the Rating Agencies, or (iii) MERS is identified on the mortgage, or on a properly recorded assignment of mortgage, as mortgagee of record solely as nominee for the Depositor and its successors and assigns.

Each assignment will be submitted for recording by the Depositor, at no expense to the trust or the Trustee, or the custodian, as its agent, upon the earliest to occur of: (i) the direction of certificateholders holding interests in at least 25% of the trust in the aggregate, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Depositor, (iv) the rating of The Bear Stearns Companies Inc. falls below Baa3, (v) the occurrence of a servicing transfer as described in the Agreement, or (vi) with respect to any one assignment of mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the mortgagor under the related mortgage. The documents delivered to the custodian on behalf of the Trustee with respect to each mortgage loan are hereafter referred to collectively as the “Mortgage File.” The Depositor will cause the mortgage and intervening assignments, if any, and the assignment of the mortgage, if recorded, to be recorded not later than 180 days after the closing date or the related subsequent transfer date, as the case may be.

With respect to each mortgage loan subject to the MERS® System, Inc., in accordance with the rules of membership of Merscorp, Inc. and/or MERS, the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS® System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the Trustee and shall not have any interest in such mortgage loans. In addition, certain of the document delivery requirements set forth above may vary with respect to mortgage loans subject to the MERS® System.

The custodian will review each item of the related mortgage file on behalf of the Trustee within 90 days of the closing date or the related subsequent transfer date, as the case may be (and will review each document permitted to be delivered to the Trustee after the closing date or the related subsequent transfer date, as the case may be, if received by the custodian on behalf of the Trustee after the related initial 90-day period, promptly after its delivery to the custodian). If, as a result of its review, the custodian determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the mortgage loans identified in the related mortgage loan schedule (hereafter referred to as a “Material Defect”), the custodian, as agent for the Trustee, shall notify the Seller of such material defect. The Seller shall correct or cure any such material defect within 90 days from the date of notice of the material defect, and, if the Seller does not correct or cure such material defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the Seller will generally, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

The custodian also will review the related mortgage files on behalf of the Trustee within 180 days of the closing date or the related subsequent transfer date, as the case may be. If the custodian discovers a material defect, the custodian, on behalf of the Trustee, shall notify the Seller of such material defect. The Seller shall correct or cure any such material defect within 90 days from the date of notice of the material defect, and, if the Seller does not correct or cure such material defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the Seller will generally, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

Representations and Warranties

In the Mortgage Loan Purchase Agreement pursuant to which the Depositor purchased and will purchase the related mortgage loans from the Seller, the Seller made and will make certain representations and warranties to the Depositor concerning the related mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Seller.

The representations and warranties of the Seller with respect to the mortgage loans include the following, among others:

(1)            The information set forth in the related mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(2)            Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the related mortgage loans and as of the closing date or the related subsequent transfer date, as the case may be, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Seller has full right and authority to sell and assign each related mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

(3)            As of the closing date, there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loans.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans within 90 days from the date of discovery or notice from or by the Trustee, the Depositor, the Securities Administrator or the Seller, the Seller will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Seller to cure, purchase or substitute shall constitute the Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

The Trustee

The related entity set forth in the terms sheet, will act as Trustee for the certificates pursuant to the Agreement.

The fee of the Trustee will be payable by the Master Servicer. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to recover from the Distribution Account established pursuant to the Agreement, all reasonable out-of-pocket expenses, disbursements and advances and expenses of the Trustee in connection with any event of default, any breach of the Agreement, or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence, negligent failure to act or intentional misconduct or which is the responsibility of the certificateholders or the trust fund.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Trustee or its property. The Trustee may also be removed if the credit rating of the Trustee falls below certain levels. Upon such resignation or removal of the Trustee, the Depositor will be entitled to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the Trustee, the compensation of any successor Trustee shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the Depositor, the Master Servicer and the removed Trustee.

The Securities Administrator

The related entity set forth in the Term Sheet will act as Securities Administrator for so long as it is also the Master Servicer.

The Agreement will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Distribution Account all reasonable out-of-pocket expenses, disbursements and advances and expenses of the Securities Administrator in connection with any Event of Default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Securities Administrator in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence, negligent failure to act or intentional misconduct or which is the responsibility of the certificateholders or the trust fund.

The fee of the Securities Administrator will be payable by the Master Servicer. The Securities Administrator may resign at any time, in which event the Depositor will be obligated to appoint a successor Securities Administrator. The Depositor may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property or upon removal or termination of the Master Servicer. Upon such resignation or removal of the Securities Administrator, the Depositor will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the Securities Administrator, the compensation of any successor Securities Administrator shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the Master Servicer and the original Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

Paying Agent and Certificate Registrar

The related entity set forth in the Term Sheet, in its capacity as Securities Administrator, will act as the initial Paying Agent and Certificate Registrar under the Agreement. Each of the Paying Agent and the Certificate Registrar may resign upon thirty (30) days’ prior written notice to the Trustee; provided that no such resignation will be effective until acceptance of the appointment of a successor paying agent or certificate registrar. In the event the Paying Agent and/or the Certificate Registrar resigns or is removed by the Trustee for cause, the Trustee may appoint a successor paying agent or certificate registrar, as applicable. The Trustee will cause such successor paying agent, if other than the Trustee, the Master Servicer or the Securities Administrator, to execute and deliver to the Trustee an instrument in which such paying agent will agree with the Trustee that such paying agent will hold all sums held by it for the payment to related certificateholders in trust for the benefit of the related certificateholders entitled thereto until such sums have been paid to the related certificateholders.

Yield Maintenance Provider

The Term Sheet identifies certain characteristics of the yield maintenance provider.

Servicing and Other Compensation and Payment of Expenses

With respect to any distribution date, the Master Servicer will be entitled to compensation (hereafter referred to as the “Master Servicing Compensation”) for its activities under the Agreement which shall be equal to the sum of (i) the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of each mortgage loan as of the Due Date in the month preceding the month in which such distribution date occurs (hereafter referred to as the “Master Servicing Fee”) and (ii) investment income on funds in the Distribution Account from the servicer remittance date in each calendar month to the related distribution date.

The Servicer will be entitled to receive a fee (hereafter referred to as the “Servicing Fee”) as compensation for its activities under the related Servicing Agreement equal to the applicable servicing fee rate multiplied by the Scheduled Principal Balance of each mortgage loan, serviced by the Servicer, as of the Due Date in the month preceding the month in which such distribution date occurs.

The Servicer will be entitled to withdraw from the related Protected Account or to retain from interest payments on the related mortgage loans the amounts provided for as the Servicer’s servicing fee. Additional servicing compensation in the form of assumption fees, prepayment charges, late payment charges and other ancillary fees will be retained by the Servicer to the extent collected from mortgagors and as provided in the related Servicing Agreement.

The Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

Collection and Other Servicing Procedures

The Servicer, as an independent contract servicer, will service and administer the mortgage loans in accordance with the related Servicing Agreement and with accepted servicing practices (giving due consideration to the trust’s reliance on the Servicer), and will have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of the related Servicing Agreement and with accepted servicing practices, and will exercise the same care that it customarily employs for its own account. Except as set forth in the related Servicing Agreement, the Servicer will service the mortgage loans in accordance with accepted servicing practices in compliance with the servicing provisions of the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide (hereafter collectively referred to as the “Fannie Mae Guide”), which include, but are not limited to, provisions regarding the liquidation of mortgage loans, the collection of mortgage loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a qualified insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of mortgaged property, the maintenance of primary mortgage insurance policies, insurance claims, and title insurance, the management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, reports of foreclosures and abandonments of mortgaged property, the transfer of mortgaged property, the release of mortgage loan files, annual statements, and the examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of the related Servicing Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of the related Servicing Agreement will control and be binding upon the Servicer. The Trustee shall deliver powers-of-attorney to the Servicer sufficient to allow the Servicer, as servicer, to execute all documentation requiring execution on behalf of the trust with respect to the servicing of the mortgage loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, will as promptly as reasonably possible, execute and return such documentation to the Servicer.

Consistent with the terms of the related Servicing Agreement, the Servicer may waive, modify or vary any term of any mortgage loan or consent to the postponement of any such term or in any manner grant indulgence to any mortgagor if, in the Servicer’s reasonable and prudent determination, such waiver, modification, postponement or indulgence is not materially adverse to the trust; provided, however, that the Servicer will not permit any modification with respect to any mortgage loan that would change the mortgage rate, forgive the payment of principal or interest, reduce or increase the Outstanding Principal Balance (except for actual payments of principal) or change the final maturity date on such mortgage loan. In the event of any such modification which permits the deferral of interest or principal payments on any mortgage loan, the Servicer will, on the business day immediately preceding the 18th day of each month, or, if such day is not a business day, the preceding business day, in any month in which any such principal or interest payment has been deferred, deposit in the related Protected Account from its own funds, in accordance with the terms of the related Servicing Agreement, the difference between (a) such month’s principal and one month’s interest at the related mortgage loan remittance rate, as set forth in such Servicing Agreement, on the unpaid principal balance of such mortgage loan and (b) the amount paid by the mortgagor. The Servicer will be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to the related Servicing Agreement. Without limiting the generality of the foregoing, the Servicer will continue, and each is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the related mortgage loans and with respect to the related mortgaged properties.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any mortgagor of a mortgaged property (whether by absolute conveyance or by contract of sale, and whether or not the mortgagor remains or is to remain liable under the related mortgage note and/or the mortgage), exercise its rights to accelerate the maturity of such mortgage loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that the Servicer will not exercise any such rights if prohibited by law or the terms of the mortgage note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related primary mortgage insurance policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, then the Servicer will enter into an assumption agreement with the person to whom the related mortgaged property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the related note and, to the extent permitted by applicable state law, the mortgagor remains liable thereon. Where an assumption is allowed pursuant to a Servicing Agreement, the Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the related mortgaged property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the related mortgage note. Any such substitution of liability agreement will be in lieu of an assumption agreement. In regard to circumstances in which the Servicer may be unable to enforce due-on-sale clauses, see “Legal Aspects of Mortgage Loans” in the prospectus.

The Servicer will proceed with reasonable diligence to collect all payments due under each related mortgage loan, and will, to the extent such procedures will be consistent with the related Servicing Agreement and the terms and provisions of the related primary mortgage insurance policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the mortgage loans and held for its own account. Further, the Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the related mortgage, will become due and payable, to the end that the installments payable by the related mortgagors will be sufficient to pay such charges as and when they become due and payable.

The Servicer will segregate and hold all funds collected and received pursuant to each related mortgage loan which constitute ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the related mortgagor with the related mortgagee pursuant to the mortgage or any other document (hereafter referred to as “Escrow Payments”), separate and apart from any of the Servicer’s own funds and general assets and will establish and maintain, in addition to the related Protected Account described under “—The Protected Accounts” in this Term Sheet Supplement, one or more accounts (each hereafter referred to as a “Servicing Account”). Each Servicing Account will be established with a qualified depository as set forth in the related Servicing Agreement. To the extent such funds are not deposited in a Servicing Account, such funds may be invested in Permitted Investments. Funds deposited in a Servicing Account may be drawn on by the Servicer in accordance with the terms of the related Servicing Agreement. The Servicer will bear any losses incurred with respect to the related Permitted Investments. The amount of any such losses will be immediately deposited by the Servicer in the related Servicing Account, as appropriate, out of its own funds, with no right to reimbursement therefor.

The Servicer will deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts no later than the second business day after receipt of funds and retain therein:

(i)	all escrow payments collected on account of the related mortgage loans, for the purpose of effecting timely payment of any items as are required under the terms of the related Servicing Agreement;
(ii)	all Insurance Proceeds which are to be applied to the restoration or repair of any related mortgaged property; and
(iii)	all servicing advances for related mortgagors whose escrow payments are insufficient to cover escrow disbursements.

The Servicer will make withdrawals from an Escrow Account only to effect such payments as are required under the related Servicing Agreement, and for such other purposes as set forth below. Except as provided below, The Servicer will be entitled to retain any interest paid on funds deposited in an Escrow Account by the qualified depository.

Withdrawals from the Escrow Account may be made by the Servicer only:

(i)	to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, primary mortgage insurance policy premiums, if applicable, and comparable items;
(ii)

to reimburse the Servicer for any servicing advance made by the Servicer with respect to a related mortgage loan, but only from amounts received on the related mortgage loan which represent late payments or collections of escrow payments thereunder;

(iii)	to refund to the related mortgagor any funds as may be determined to be overages;
(iv)	for transfer to the related Protected Account in connection with an acquisition of REO Property;
(v)	for application to restoration or repair of the related mortgaged property;
(vi)	to pay to the Servicer, or to the related mortgagor to the extent required by law, any interest paid on the funds deposited in the related Servicing Account;
(vii)	to pay to the related mortgagors or other parties Insurance Proceeds deposited in accordance with the terms of the related Servicing Agreement;
(viii)	to remove funds inadvertently placed in the related Escrow Account in error by the Servicer; and
(ix)	to clear and terminate the related Escrow Account on the termination of the related Servicing Agreement.

As part of its servicing duties, the Servicer will pay to the related mortgagors interest on funds in the related Servicing Account, to the extent required by law, and to the extent that interest earned on funds in the related Servicing Account is insufficient, will pay such interest from its own funds without any reimbursement therefor.

The Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Hazard Insurance

The Servicer will cause to be maintained with respect to each mortgage loan, other than a mortgage loan secured by a condominium unit, in full force and effect for each mortgaged property, fire and hazard insurance with extended coverage as is customary in the area where the mortgaged property is located, in an amount which is equal to at least the lesser of (i) the maximum insurable value of the improvements securing such mortgage loan or (ii) the Outstanding Principal Balance of the mortgage loan or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement; provided, however, that the amount of the hazard insurance shall at least be equal to the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Outstanding Principal Balance of the mortgage loan, (ii) the maximum insurable value of the improvements securing such mortgage loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer will also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies, other than amounts to be applied to the restoration or repair of the mortgaged property or REO Property, or released to the mortgagor in accordance with the Servicer’s normal servicing procedures, will be deposited in the related Protected Account, subject to withdrawal pursuant to the terms of the related Servicing Agreement. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the related mortgage loan for the purpose of calculating monthly distributions by the Servicer to the Master Servicer, notwithstanding that the terms of the related mortgage loan so permit. Such costs shall be recoverable by the Servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account. The right of the Servicer to reimbursement for such costs incurred will be prior to the right of Master Servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

It is understood and agreed that no other additional insurance need be required by the Servicer or the mortgagor or maintained on property acquired in respect of the mortgage loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as will at any time be in force and as will require such additional insurance. All such policies will be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns, and will provide for at least thirty days’ prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer will not interfere with the mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer will not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best’s Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

The Servicer, on behalf of the Trustee and the certificateholders, will present claims to the related insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the related Protected Account.

Certain Matters Regarding the Master Servicer

The Agreement will generally provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer, however, has the right, with the written consent of the Trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation or an affiliate of such purchaser or transferee is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Agreement with respect to the qualifications of such purchaser or transferee.

The Agreement will generally provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment made in good faith; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the Master Servicer’s duties or by reason of reckless disregard of the Master Servicer’s obligations and duties thereunder. In addition, the Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the accounts thereunder, and the Master Servicer will be entitled to be reimbursed therefor from the related accounts.

Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Agreement, provided that any such successor to the Master Servicer or an affiliate of such successor shall be qualified to service mortgage loans, including without limitation the mortgage loans, on behalf of Fannie Mae or Freddie Mac.

The Seller will have certain rights with respect to the Agreement in respect of the Master Servicer, including the selection of a new Master Servicer in the event of a default by the Master Servicer pursuant to the Agreement. The Seller may also terminate the Master Servicer without cause, upon payment of a termination fee, provided that a successor master servicer has been appointed.

Events of Default

If an Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of certificates aggregating ownership of not less than 51% of the trust may, in each case by notice in writing to the Master Servicer (and to the Trustee, if given by such certificateholders), with a copy of such notice to the Rating Agencies, and with the consent of the Seller, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Agreement and in and to the mortgage loans serviced by the Master Servicer and the proceeds thereof.

Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the certificates, the mortgage loans or under any other related agreements (but only to the extent that such other agreements relate to the mortgage loans), shall, subject to the provisions of the Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee. Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof; provided, however, that the Seller shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; and provided, further, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or of such opinion of counsel. As compensation therefor, but subject to the provisions of the Agreement regarding the compensation of successor Master Servicers, the Trustee shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement permitted under the Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer, and with respect to a successor to the Master Servicer only having a net worth of not less than $10,000,000, as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Agreement, provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, of such Rating Agency on each of the certificates will not be downgraded, qualified or withdrawn as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee shall act in such capacity as provided under the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that the provisions of the Agreement relating to successor Master Servicers shall apply, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

Notwithstanding the foregoing, if an Event of Default described in clause (7) of the definition of “Events of Default” shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under the Agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee shall act as provided in the Agreement to carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (7) of the definition of “Events of Default.” Any such action taken by the Trustee must be taken prior to the distribution on the relevant distribution date.

Reports to Certificateholders

On each distribution date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Current Principal Amount of an individual certificate following such payment and certain other information relating to the certificates and the mortgage loans (and, at its option, any additional files containing the same information in an alternative format), to be provided to each holder of certificates and the Rating Agencies via the Securities Administrator’s internet website. To the extent it timely receives such reports from the Securities Administrator, the Trustee will make available the related report on each distribution date via its internet website. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

Realization Upon Defaulted Mortgage Loans

The Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans being serviced by it, and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans being serviced by it as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, The Servicer will use its reasonable efforts to realize upon defaulted mortgage loans being serviced by it in such manner as will maximize the receipt of principal and interest by the trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which mortgaged property will have suffered damage, the Servicer will not be required to expend its own funds toward the restoration of such property unless it will determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related mortgage loan to the trust after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related mortgaged property, as contemplated in the related Servicing Agreement. The Servicer will be responsible for all costs and expenses incurred by it in any such proceedings or functions as servicing advances; provided, however, that it will be entitled to reimbursement therefor as provided in the related Servicing Agreement. Notwithstanding anything to the contrary contained in this Term Sheet Supplement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer will promptly provide the Trustee with a written report of the environmental inspection. After reviewing the environmental inspection report, the Trustee will determine how the Servicer will proceed with respect to the mortgaged property.

Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

The Protected Accounts

The Servicer will segregate and hold all funds collected and received pursuant to each related mortgage loan separate and apart from any of its own funds and general assets and will establish and maintain one or more Protected Accounts. Each Protected Account will be established with a qualified depository. To the extent such funds are not deposited in a Protected Account, such funds may be invested in Permitted Investments for the benefit of the trust (with any income earned thereon for the benefit of the Servicer). Funds deposited in a Protected Account may be drawn on by the Servicer in accordance with the terms of the related Servicing Agreement. The creation of any Protected Account will be evidenced by a letter agreement in the form shown in the related Servicing Agreement. The original of such letter agreement will be furnished to the Trustee upon request. The Servicer will bear any losses incurred with respect to Permitted Investments. The amount of any such losses will be immediately deposited by the Servicer in the related Protected Account, as appropriate, out of the Servicer’s own funds, with no right to reimbursement therefor.

The Servicer will deposit in a mortgage clearing account on a daily basis, and in the related Protected Account or Accounts no later than the second Business Day after receipt of funds, and retain therein, the following payments and collections:

(i)	all payments on account of principal, including principal prepayments, on the related mortgage loans;
(ii)	all payments on account of interest on the related mortgage loans adjusted to the related mortgage loan remittance rate;
(iii)	all Liquidation Proceeds and proceeds received in connection with the final sale by the Servicer of any REO Property;
(iv)	any net amounts received by the Servicer in connection with any REO Property pursuant to the terms of the related Servicing Agreement;

(v)

all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures, the related mortgage loan documents or applicable law;

(vi)

all condemnation proceeds affecting any mortgaged property which are not released to the mortgagor in accordance with accepted servicing practices, the related mortgage loan documents or applicable law;

(vii)	any Monthly Advances;
(viii)

with respect to each full or partial principal prepayment, any prepayment interest shortfalls, to the extent of the Servicer’s aggregate servicing fee received with respect to the related due period; and

(ix)	any other amounts required to be deposited in the related Protected Account pursuant to the terms of the related Servicing Agreement.

The foregoing requirements for deposit in a Protected Account will be exclusive, it being understood that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by the terms of the related Servicing Agreement, need not be deposited by the Servicer in the related Protected Account.

The Servicer may, from time to time, make withdrawals from the related Protected Account for the following purposes:

(i)	to make payments to the Distribution Account in the amounts and in the manner provided for in the related Servicing Agreement;
(ii)

to reimburse itself for Monthly Advances as set forth in the related Servicing Agreement, the Servicer’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related mortgage loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made;

(iii)

to reimburse itself for unreimbursed servicing advances and Monthly Advances, the Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any mortgage loan being limited to Liquidation Proceeds and Insurance Proceeds received after the cut-off date related to such mortgage loan;

(iv)

to pay to itself as servicing compensation (a) any interest earned on funds in the related Protected Account (all such interest to be withdrawn monthly not later than the 18th day of each month, or if such day is not a business day, the preceding business day) and (b) any payable Servicing Fee;

(v)	to reimburse itself for any nonrecoverable advances, as set forth in the related Servicing Agreement;
(vi)	to transfer funds to another qualified depository in accordance with the terms of the related Servicing Agreement;
(vii)	to reimburse itself as provided in the related Servicing Agreement;
(viii)	to remove funds inadvertently placed in the Protected Account in error by the Servicer; and

(ix)	to clear and terminate the related Protected Account upon the termination of the related Servicing Agreement.

On the applicable servicer remittance date, the Servicer will withdraw or cause to be withdrawn from the related Protected Accounts and any other permitted accounts, and will remit to the Distribution Account, the Available Funds for such distribution date.

As additional compensation for its servicing obligations, the Servicer is entitled to receive all investment earnings on amounts in the related Protected Accounts.

The Distribution Account

The Paying Agent shall establish and maintain in the name of the Paying Agent, for the benefit of the certificateholders, an account, referred in this Term Sheet Supplement as the Distribution Account, into which on the business day prior to each distribution date, all Available Funds in the related Protected Accounts for such distribution date will be transferred by the Servicer. All amounts deposited to the Distribution Account shall be held by the Paying Agent in the name of the Paying Agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the Paying Agent, in such permitted investments selected by the Master Servicer or as specified in the Agreement. The Master Servicer will be entitled to any amounts earned and will be liable for any losses on Permitted Investments in the Distribution Account.

The Paying Agent will deposit in the Distribution Account, as received, the following amounts:

(i)	Any amounts withdrawn from a Protected Account or other permitted account;
(ii)	Any Monthly Advance and Compensating Interest Payments;
(iii)	Any Insurance Proceeds or Liquidation Proceeds received by the Servicer which were not deposited in a Protected Account or other permitted account;
(iv)	The Repurchase Price with respect to any mortgage loans repurchased, and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the trust;
(v)	Any amounts required to be deposited with respect to losses on Permitted Investments; and
(vi)	Any other amounts received by or on behalf of the Servicer, the Master Servicer, the Paying Agent or the Trustee and required to be deposited in the Distribution Account pursuant to the Agreement.

On each distribution date, the Paying Agent shall pay the Master Servicing Compensation to the Master Servicer, and shall pay the certificateholders in accordance with the provisions set forth under “Description of the Certificates—Distributions on the Certificates” in this Term Sheet Supplement. The Trustee, the Master Servicer, the Custodian and the Securities Administrator shall be entitled to the reimbursement of expenses incurred in connection with their respective duties as permitted under the Agreement out of the funds on deposit in the Distribution Account.

Voting Rights

Voting rights of the trust in general will be allocated among the classes of certificates, other than the Class X certificates, based upon their respective Current Principal Amounts; provided that voting rights equal to 1.00% of the total amount will be allocated to the residual certificates.

Termination

The obligations of the Depositor, the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Depositor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

On any distribution date on which the aggregate Scheduled Principal Balance of the mortgage loans, and properties acquired in respect thereof, is equal to 10% or less of the sum of (i) the aggregate Scheduled Principal Balance of the initial mortgage loans as of the cut-off date and (ii) the amount on deposit in the pre-funding accounts (if any) as of the closing date, the Depositor or its designee may repurchase from the trust all mortgage loans remaining outstanding in such loan group and any REO Property remaining in the trust at a purchase price equal to the sum of (a) the unpaid principal balance of the mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances on such mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the Servicer and the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the mortgage loans prior to the exercise of such repurchase right, (d) any costs and damages incurred by the trust and the Trustee in connection with any violation of such Mortgage Loan of any predatory or abusive lending laws, and (e) any unreimbursed costs and expenses of the Trustee, the Master Servicer and the Securities Administrator payable in accordance with the terms of the Agreement. Any such repurchase will result in the retirement of all of the certificates and the termination of the trust and the obligations of the Depositor, the Trustee, the Master Servicer and the Securities Administrator created by the Agreement. The trust may also be terminated and the certificates retired on any distribution date upon the Depositor’s determination, based upon an opinion of counsel, that the status of the Trust Fund (as defined in the Agreement) as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See “The Agreements— Termination; Retirement of Securities” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

The Agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Greenberg Traurig, LLP (“Tax Counsel”) will deliver its opinion concluding that for federal income tax purposes, and assuming compliance with the terms of the pooling and servicing agreement, (i) each REMIC comprising the trust fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the offered certificates will represent regular interests in a REMIC and beneficial ownership interests in rights to receive certain payments of Basis Risk Carry Forward Amounts and, in the case of those certificates identified in the Term Sheet, to receive certain payments under the yield maintenance agreement, and (iii) the Class R Certificates will each represent the residual interest in a REMIC.

Taxation Of Regular Interests

A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

Assuming that an offered certificate is held as a “capital asset” within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder’s income with respect to the regular interest.

Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting. It is anticipated that, for federal income tax purposes, certain classes may be issued with original issue discount, known as “OID”. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the accompanying prospectus. A prepayment assumption will be used in determining the accrual of OID, market discount, or bond premium, if any. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the accompanying prospectus.

Status Of The Offered Certificates

Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest, in rights to Basis Risk Carry Forward Amounts and, in the case of those certificates identified in the Term Sheet, to payments under the yield maintenance agreement (such rights collectively, the “Yield Maintenance Rights”). The Yield Maintenance Rights and the Basis Risk Reserve Fund are not included in any REMIC. The treatment of amounts received by a related Certificateholder, with respect to such Certificateholder’s right to receive the related yield maintenance payment as a result of the application of the related interest rate cap and Basis Risk Carry Forward Amounts, will depend upon the portion of such Certificateholder’s purchase price allocable thereto. Under the REMIC regulations, each Certificateholder who has an interest in the Yield Maintenance Rights must allocate its purchase price for its Certificate between its undivided interest in the related REMIC Regular Interest and each of its interests comprising the Yield Maintenance Rights in accordance with the relative fair market values of each of those property rights. No representation is or will be made as to the relative fair market values. For reporting purposes, however, we currently intend to treat the Yield Maintenance Rights as having only nominal value. Generally, payments made to Certificates under the Yield Maintenance Rights will be included in income based on, and the purchase price allocated to the Yield Maintenance Rights may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

The portions of the offered certificates treated as REMIC regular interests (but not the portions of the offered certificates consisting of the Yield Maintenance Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund would be so treated. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

Taxation Of Class R Certificates

The Class R Certificates represent respectively the beneficial ownership of the sole class of “residual interests” in its related REMIC within the trust fund. Each holder of a Class R Certificate should refer to “Material Federal Income Tax Consequences—Taxation of Holders of REMIC Residual Certificates” in the accompanying prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of “Material Federal Income Tax Considerations” in the accompanying prospectus as they relate to holders of residual interests in a REMIC.

Prohibited Transactions Tax And Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions,” called the “Prohibited Transactions Tax.” In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the “Contributions Tax.” None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property held as inventory.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the pooling and servicing agreement or in respect of compliance with then-applicable law, such tax will be borne by the master servicer or the trustee, as applicable, in either case out of its own funds. In the event that either the master servicer or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Material Federal Income Tax Considerations” in the accompanying prospectus.

STATE TAXES

None of the depositor, the master servicer, the seller or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell, and the Underwriter has agreed to purchase, the offered certificates. The Underwriter is obligated to purchase all of the respective classes of certificates offered by the Term Sheet if it purchases any. The Underwriter is an affiliate of the Depositor and the Seller.

Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the offered certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The offered certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the book-entry certificates will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System and that delivery of the non-offered subordinate certificates and the residual certificates will be made at the offices of the Underwriter, in each case, on or about the closing date.

The underwriting agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

SECONDARY MARKET

There is currently no secondary market for the offered certificates, and no assurances are made that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under “Pooling and Servicing Agreement—Reports to Securityholders”, which will include information as to the Current Principal Amount of the offered certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the offered certificates will be passed upon for the Depositor and the Underwriter by Greenberg Traurig, LLP, New York, New York.

RATINGS

It is a condition to the issuance of each class of offered certificates that it receives at least the ratings designated in the Term Sheet by one or more rating agencies designated therein.

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the offered certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments on the mortgage loans will be made by the mortgagors or the degree to which the rate and timing of principal prepayments on the mortgage loans will differ from that originally anticipated.

The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the residual certificates do not address the likelihood of receipt by the holders of the residual certificates of any amounts in excess of their initial principal balance thereof.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

The Depositor has not requested that any rating agency rate any class of the offered certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates as stated above.

LEGAL INVESTMENT

Certain of the offered certificates may constitute “mortgage related securities” for purposes of SMMEA, in each case as specified in the Term Sheet, for so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the remaining classes of certificates will be so rated in one of the two highest rating categories and therefore will not constitute “mortgage related securities” under SMMEA (hereafter referred to as the “Non-SMMEA Certificates”). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

The Office of Thrift Supervision (hereafter referred to as the “OTS”) has issued Thrift Bulletins 73a, entitled “Investing in Complex Securities” (hereafter referred to as “TB 73a”), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (hereafter referred to as “TB 13a”), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

The Depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the prospectus.

ERISA CONSIDERATIONS

A fiduciary of any Plan (as defined in the prospectus) and any person investing Plan Assets (as defined in the prospectus) of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

The U.S. Department of Labor has issued an Exemption, as defined in this Term Sheet Supplement and as described under “ERISA Considerations” in the prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least “BBB-” (or its equivalent) by the Exemption Rating Agencies (as defined in the prospectus) at the time of purchase and underwritten by the Underwriter, such as the offered certificates, and the servicing and operation of asset pools, such as the mortgage pool, provided that the conditions of the Exemption are satisfied. The purchase of the offered certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an offered certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be “BBB-” or higher at the time of purchase.

Each beneficial owner of an offered subordinate certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets”, (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P or Moody’s (or such other rating agency rating the certificates), and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Because the exemptive relief afforded by the Exemption or any similar exemption that may be available will not likely apply to the purchase, sale or holding of the residual certificates, no residual certificate or any interest therein may be acquired or held by any Plan, any trustee or other person acting on behalf of any Plan, or any other person using plan assets to effect such acquisition or holding — a plan investor — unless the transferee provides the Securities Administrator and the Trustee with an opinion of counsel for the benefit of the Depositor and the Master Servicer, on which they may rely, satisfactory to the Securities Administrator and the Trustee, which opinion will not be at the expense of the Securities Administrator or the Trustee, that the purchase of the residual certificates by or on behalf of the plan investor is permissible under applicable law, will not result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Seller, the Master Servicer, the Securities Administrator, any Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement. Each beneficial owner of a residual certificate or any interest therein, unless it has provided such opinion of counsel, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor.

Any fiduciary or other investor of “Plan Assets” that proposes to acquire or hold the offered certificates on behalf of or with “Plan Assets” of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the ERISA and the Code to the proposed investment. See “ERISA Considerations” in the prospectus.

The sale of any class of offered certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

The summary of ERISA considerations contained in this Term Sheet Supplement was written to support the promotion and marketing of the Certificates and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding any U.S. federal tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

GLOSSARY

Below are abbreviated definitions of significant terms used in this Term Sheet Supplement. Capitalized terms used in this Term Sheet Supplement but not defined in this Term Sheet Supplement shall have the meanings assigned to them in the prospectus. The Agreement and the Mortgage Loan Purchase Agreement may each contain more complete definitions of the terms used in this Term Sheet Supplement and reference should be made to those agreements for a more complete understanding of these terms.

Adjustable Rate Certificates — The classes of certificates bearing interest at an adjustable rate based on One-Month LIBOR, as set forth in the Term Sheet.

Agreement — The Pooling and Servicing Agreement, dated as of the cut-off date, among the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee.

Available Funds — For any distribution date, the sum of Interest Funds and Principal Funds for such distribution date.

Available Funds Cap — For any distribution date, the product of (a) Available Funds for such distribution date and (b) a fraction , the numerator of which is 12, and the denominator of which is the aggregate scheduled principal balance of the mortgage loans as of the Due Date in the prior calendar month (after giving effect to principal payments received in the Prepayment Period related to the prior Distribution Date).

Bankruptcy Loss — Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk Shortfall — If on the distribution date the pass-through rate for a class of Adjustable Rate Certificates is based upon the Net Rate Cap, the excess, if any of:

1.	The amount of Interest Distribution Amount that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) a rate set forth in the Term Sheet, over

2.	The amount of Interest Distribution Amount on such class calculated using a pass-though rate equal to the Net Rate Cap for such distribution date.

Basis Risk Shortfall Carry Forward Amount — As of any distribution date for the Adjustable Rate Certificates, the sum of the Basis Risk Shortfall for such distribution date and the Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the applicable pass-through rate for such distribution date.

Book-entry Certificates — The offered certificates issued, maintained and transferred at DTC, Clearstream, Luxembourg or the Euroclear System.

Business Day — Generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, the Securities Administrator, the Master Servicer, Custodian or any Servicer is located are obligated by law or executive order to be closed.

Certificate Owner — Any person who is the beneficial owner of a book-entry certificate.

Certificates — The offered certificates and the residual certificates.

Class A Certificates — Any class of certificates set forth in the Term Sheet having the letter “A” in its class designation.

Class A Principal Distribution Amount — As defined in the Term Sheet.

Class B Certificates — Any class of certificates set forth in the Term Sheet having the letter “B” in its class designation.

Class B-1 Principal Distribution Amount — As defined in the Term Sheet.

Class B-2 Principal Distribution Amount — As defined in the Term Sheet

Class B-3 Principal Distribution Amount — As defined in the Term Sheet.

Class B-4 Principal Distribution Amount — As defined in the Term Sheet.

Class B-5 Principal Distribution Amount — As defined in the Term Sheet.

Class B-6 Principal Distribution Amount — As defined in the Term Sheet.

Closing Date — As defined in the Term Sheet.

Combined Loan-to-Value Ratio — The fraction, expressed as a percentage, the numerator of which is the sum of the principal balance of the related mortgage loan at the date of origination and the principal balance of the related secondary financing and the denominator of which is the lesser of the selling price of the mortgaged property and its appraised value.

Compensating Interest — Any payments made by the Master Servicer or a Servicer from its own funds to cover Prepayment Interest Shortfalls.

Compensating Interest Payment — An amount equal to the lesser of (i) the Master Servicing Compensation with respect to a distribution date and (ii) the aggregate amounts required to be paid by the Servicers under the respective Servicing Agreements with respect to subclauses (a) and (b) of the definition of “Interest Shortfall” with respect to the mortgage loans for the related distribution date, and not so paid by the Servicers.

CPR — A constant rate of prepayment on the mortgage loans.

Current Principal Amount — With respect to any class of offered certificates and any distribution date, the original current principal amount of such class plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Current Principal Amount of such certificate, as described under “Description of the Certificates— Allocation of Realized Losses” herein, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates.

Current Specified Overcollateralization Percentage — For any distribution date, a percentage equivalent of a fraction, the numerator of which is the Overcollateralization Target Amount and the denominator of which is the aggregate Scheduled Principal Balance of the mortgage loans for such distribution date.

Cut-Off Date — As defined in the Term Sheet.

Deferred Interest — The amount of interest which is deferred and added to the principal balance of the mortgage loans due to the negative amortization feature with respect to the mortgage loans.

Determination Date — With respect to any distribution date and the mortgage loans.

Due Date — With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the Servicing Agreement.

Due Period — With respect to any distribution date, the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

Events of Default — Under the Agreement consist of

(1) failure by the Master Servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the Master Servicer pursuant to the Agreement (other than Monthly Advances), and such failure continues unremedied for three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,

(2) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Agreement to be performed by it, which covenants and agreements materially affect the rights of certificateholders, and such failure continues unremedied for 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests (as defined in the Agreement) aggregating not less than 25% of the trust fund,

(3) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case,

(4) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property,

(5) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment by the Master Servicer for the benefit of its creditors, or voluntary suspension by the Master Servicer of payment of its obligations,

(6) the Master Servicer assigns or delegates its duties or rights under the Agreement in contravention of the provisions permitting such assignment or delegation under the Agreement, or

(7) the Master Servicer fails to deposit, or cause to be deposited, on the distribution date in the Distribution Account any Monthly Advance (other than a Nonrecoverable Advance) required to be made with respect to such distribution date.

Excess Spread — With respect to any distribution date, the excess, if any, of the Interest Funds for such distribution date over the sum of the Interest Distribution Amount on the offered certificates and Interest Carry Forward Amounts on the senior certificates on such distribution date.

Exemption — An individual prohibited transaction exemption issued by the United States Department of Labor to an underwriter, as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21,1997),

Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

Extra Principal Distribution Amount — With respect to any distribution date, an amount derived from Excess Spread equal to the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

FDIC — The Federal Deposit Insurance Corporation.

Fiscal Quarter — December 1 through the last day of February, March 1 through June 30, June 1 through August 31, or September 1 through November 30, as applicable.

Insurance Proceeds — Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the related mortgagor pursuant to law or the related mortgage note or security instrument, and other than amounts used to repair or restore the related mortgaged property or to reimburse certain expenses, including the Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

Interest Accrual Period — The interest accrual period for each class of Adjustable Rate Certificates and any distribution date will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. The interest accrual period for each class of Variable Rate Certificates and any distribution date will be the calendar month immediately preceding the calendar month in which such distribution date occurs.

Interest Carry Forward Amount — With respect to each class of offered certificates and the first distribution date, zero, and for each distribution date thereafter, the sum of:

1. the excess of

(a)            Interest Distribution Amount for such class with respect to prior distribution dates, over

(b)            the amount actually distributed to such class with respect to interest on or after such prior distribution dates, and

2.              interest on such excess (to the extent permitted by applicable law) at the applicable pass- through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

Interest Coverage Account (as applicable) — The Group I Interest Coverage Account or the Group II Interest Coverage Account, as applicable.

Interest Distribution Amount — With respect to each class of offered certificates each distribution date, the interest accrued at the applicable pass-through rate for the applicable Interest Accrual Period on the Current Principal Amount of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest Payments and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of certificates as described under Interest Funds in “Description of the Certificates—Distributions on the Certificates” herein.

Interest Funds — With respect to any distribution date, the sum, without duplication, of

1. all scheduled interest collected in respect of the mortgage loans during the related Due Period, less the Servicing Fee, if any, and any related amounts required to be reimbursed to the
Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Custodian as
provided in the Agreement,
2. all advances relating to interest on the mortgage loans made by the Servicer,
3. all Compensating Interest Payments with respect to the mortgage loans,
4. Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period
(or in the case of Subsequent Recoveries, during the related Due Period), to the extent such
Liquidation Proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses,

5. the interest portion of proceeds from mortgage loans that were repurchased during the related
Due Period, and

6. the interest portion of the purchase price of the assets of the Trust upon exercise by the depositor or its designee of its optional termination right;

minus
7. any amounts required to be reimbursed to the Depositor, the Servicer, the Master Servicer, the
Securities Administrator or the Trustee, as provided in the Agreement.

LIBOR Business Day — A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Determination Date — The second LIBOR Business Day immediately preceding the commencement of each interest accrual period for the Adjustable Rate Certificates bearing interest at an adjustable rate.

Liquidated Mortgage Loan — Any defaulted mortgage loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds — Amounts received by the Servicer in connection with the liquidation of a defaulted mortgage loan, whether through trustee’s sale, foreclosure sale, any Insurance Proceeds, condemnation proceeds or otherwise.

Loan-to-Value Ratio — The fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at origination and the denominator of which is the lesser of the sales price of the related mortgaged property at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

Margin — The applicable margin set forth in the Term Sheet.

Master Servicing Compensation — With respect to any distribution date will be an amount equal to the sum of (i) the aggregate Master Servicing Fees and (ii) investment income on funds in the Distribution Account from the servicer remittance date in each calendar month to the related distribution date.

Monthly Advance — The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by the Servicer and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

under the related mortgage note, or in the case of any REO Property, would otherwise have been payable under the related mortgage note.

Moody’s — Moody’s Investors Service, Inc., and any successor in interest.

Mortgage Loan Purchase Agreement — The Mortgage Loan Purchase Agreement, dated as of the closing date, between the Depositor and the Seller.

MTA Determination Date — The One-Year MTA figure in effect 15 Business Days immediately preceding the commencement of each interest accrual period for the Variable Rate Certificates.

Net Deferred Interest — On any distribution date, deferred interest on the related mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the related Available Funds for such distribution date and available to be distributed on the related certificates on that distribution date.

Net Liquidation Proceeds — Liquidation Proceeds net of unreimbursed advances by the Servicer and Monthly Advances made with respect to such Mortgage Loan and the related Mortgaged Property, unreimbursed expenses paid or incurred by or for the account of the Servicer or the Master Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the Servicer under the related Servicing Agreement.

Net Monthly Excess Cashflow — With respect to any distribution date, the sum of (i) Remaining Excess Spread for such distribution date and (ii) Overcollateralization Release Amount for such distribution date.

Net Rate — For any mortgage loan, the then applicable mortgage rate thereon less the Servicing Fee Rate expressed as a per annum rate.

Net Rate Cap — With respect to any distribution date, the weighted average of the Net Rates on the mortgage loans, weighted on the basis of the Scheduled principal balances thereof as of the beginning of the related Due Period, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Offered Certificates — As defined in the Term Sheet.

One-Month LIBOR — A per annum rate equal to the average of interbank offered rates for one-month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related mortgage note.

One-Year MTA — A per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15),” determined by averaging the monthly yields for the most recently available twelve months.

Outstanding Principal Balance — With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

Overcollateralization Amount — As defined in the Term Sheet.

Overcollateralization Release Amount — As defined in the Term Sheet.

Overcollateralization Target Amount — As defined in the Term Sheet.

Pass-Through Rate — For each class of offered certificates, the rate of interest determined with respect thereto as provided in the Term Sheet.

Permitted Investment — As defined in the Agreement.

Prepayment Charge — With respect to any mortgage loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such mortgage loan in accordance with the terms of the related mortgage note.

Prepayment Interest Shortfalls — With respect to any distribution date, for each mortgage loan that was the subject of a partial principal prepayment or a principal prepayment in full during the related prepayment period, the amount, if any, by which (i) one month’s interest at the applicable net rate on the scheduled principal balance of such mortgage loan immediately prior to such prepayment, or, in the case of a partial principal prepayment, on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such principal prepayment less the sum of (a) any prepayment charges relating to such mortgage loan and (b) the related Servicing Fee.

Prepayment Period — With respect to a distribution date, the calendar month preceding the month in which such distribution date occurs.

Principal Distribution Amount — With respect to each distribution date, an amount equal to

1.	the Principal Funds for such distribution date, plus

2.	any Extra Principal Distribution Amount for such distribution date, minus

3.	any Overcollateralization Release Amount for such distribution date.

Principal Funds — with respect to each distribution date, the sum, without duplication, of

1.	the scheduled principal collected on the mortgage loans during the related Due Period or advanced on or before the servicer advance date,

2.	prepayments in respect of the mortgage loans, exclusive of any prepayment charges, collected in the related Prepayment Period,

3.	the Scheduled Principal Balance of each mortgage loan that was repurchased by the Depositor or the

Servicer during the related Due Period,

4.	the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the Servicer in connection with a substitution of a mortgage loan during the related Due Period,

5.	Insurance Proceeds and all Liquidation Proceeds collected during the related Prepayment Period

(or in the case of Subsequent Recoveries, during the related Due Period) on the mortgage loans, to the extent such Liquidation Proceeds relate to principal, less all related non-recoverable advances relating to principal reimbursed during the related Due Period,

6.	the principal portion of the purchase price of the assets of the Trust upon the exercise by the depositor or its designee of its optional termination right; minus

7.	any amounts required to be reimbursed to the Depositor, the Master Servicer, the Securities Administrator, the Servicer or the Trustee, as provided in the Agreement.

Principal Prepayment — Any payment (whether partial or full) or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Prohibited Transaction Tax — A 100% tax imposed on the income derived by a REMIC from a prohibited transaction (as such term is defined in Section 860F(a)(2) of the Code).

Protected Account — An account or accounts established and maintained for the benefit of certificateholders by The Servicer with respect to the related mortgage loans and with respect to REO Property serviced by the Servicer pursuant to the related servicing agreement.

Rating Agencies — As defined in the Term Sheet.

Realized Loss — With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the related mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property that are allocated to principal; provided, however, that in the event the Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such Subsequent Recoveries are applied to increase the Current Principal Amount of any class of certificates (other than the residual certificates) on any distribution date.

Record Date — For each class of Adjustable Rate Certificates and each distribution date, will be the 24th day of the month of that distribution date. For each class of Variable Rate Certificates and each distribution date, will be the last day of the calendar month immediately preceding the month of that distribution date.

Reference Banks — Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) which are not controlling, controlled by, or under common control with, the Seller, the Depositor or the Master Servicer.

Reference Bank Rate — With respect to any interest accrual period, the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of all classes of adjustable rate certificates bearing interest at an adjustable rate for such interest accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of all classes of adjustable rate certificates bearing interest at an adjustable rate for such interest accrual period.

Regular Certificates — All classes of offered certificates other than the residual certificates.

Remaining Excess Spread — With respect to any distribution date, the Excess Spread remaining after the distribution of any Extra Principal Distribution Amount for such distribution date.

REMIC — A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REO Property — A mortgaged property acquired by the trust in the name of the Trustee, for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

Repurchase Price — With respect to any mortgage loan (or any property acquired with respect thereto) required or permitted to be repurchased by the Seller pursuant to the Agreement, the Mortgage Loan Purchase Agreement or the related Subsequent Mortgage Loan Purchase Agreement, an amount equal to the sum of (1) (a) 100% of the Outstanding Principal Balance of such mortgage loan as of the date of repurchase (or if the related mortgaged property was acquired with respect thereto, 100% of the Outstanding Principal Balance of such mortgage loan as of the date of acquisition) plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate from the date through which interest was last paid on such mortgage loan by the related mortgagor or advanced with respect to such mortgage loan to the first day of the month in which such amount is to be distributed, through and including the last day of the month of repurchase, reduced by (b) any portion of the Master Servicing Compensation, Servicing Fee and Monthly Advances relating to such mortgage loan and advances payable to the purchaser of such mortgage loan and (2) any costs and damages incurred by the trust and the Trustee in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

Repurchase Proceeds — The Repurchase Price in connection with any repurchase of a mortgage loan by the Seller and any cash deposit in connection with the substitution of a mortgage loan. See “Description of the Securities—Assignment of Trust Fund Assets” in the prospectus and “Pooling and Servicing Agreement— Representations and Warranties” in this Term Sheet Supplement.

Residual Certificates — The Class R certificates.

Scheduled Principal Balance — With respect to any mortgage loan and any distribution date, the principal balance thereof as of the cut-off date plus any deferred interest that is added to the principal balance of such mortgage loan, and minus the sum of (1) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date, irrespective of any delinquency in its payment, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the cut-off date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period), (2) any Principal Prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Net Liquidation Proceeds relating to such mortgage loan, to the extent applied by the Servicer as recoveries of principal in accordance with the Agreement or the related Servicing Agreement, that were received by the Servicer as of the close of business on the last day of the Prepayment Period related to such distribution date and (3) any Realized Loss thereon incurred prior to or during the related Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

S&P — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Senior Certificates — The Class A Certificates.

Senior Interest Distribution Amount — With respect to each class of Senior Certificates and any distribution date, the sum of the Interest Distribution Amount and Interest Carry Forward Amounts in each case on such class of Senior Certificates.

Servicer Remittance Date — With respect to each mortgage loan the 18th day of each month, or if such day is not a business day, then the following business day.

Servicing Fee — With respect to each mortgage loan, accrued interest at the servicing fee rate, with respect to such mortgage loan on the same principal balance on which interest on such mortgage loan accrues for the related calendar month.

Servicing Fee Rate — The applicable servicing fee rate set forth in the Term Sheet.

Servicing Agreements — The servicing agreement or agreements specified in the Agreement as having been entered into between the Seller and the Servicer.

SMMEA — The Secondary Mortgage Market Enhancement Act of 1984, as amended.

Stepdown Date – As defined in the Term Sheet.

Strike Price (as applicable) — As specified in “Description of the Certificates—The Yield Maintenance Agreement” in this Term Sheet Supplement.

Subordinate Certificates — As defined in the Term Sheet.

Subsequent Recoveries — As of any distribution date, amounts received during the related Due Period by the Servicer or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller) specifically related to a Liquidated Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Term Sheet — The New Issue Computational Materials for Structured Asset Mortgage Investments II Trust 2005-AR8, Mortgage Pass-Through Certificates, Series 2005-AR8, delivered by Bear, Stearns & Co. Inc.

Trigger Event — As defined in the Term Sheet.

Trust — Structured Asset Mortgage Investments II Trust 2005-AR8.

Unpaid Realized Loss Amount — With respect to any class of offered certificates and the Class B-3 certificates and as to any distribution date, the excess of

1. Applied Realized Loss Amounts with respect to such class over
2. the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

Any amounts distributed to a class of offered certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Current Principal Amount of such Class.

Variable Rate Certificates — The classes of certificates bearing interest at a variable rate based on One-Year MTA, as set forth in the Term Sheet.

Yield Maintenance Account (as applicable) — The account to be established and maintained pursuant to the Yield Maintenance Agreement (if any), which account will be an asset of the trust but not of any REMIC.

Yield Maintenance Agreement — The Interest Rate Corridor Letter Agreement, dated the closing date, entered into by the Yield Maintenance Provider (if any) and the Trustee on behalf of the trust.

Yield Maintenance Payment — As defined in the Term Sheet.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the offered certificates (other than the residual certificates), which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

1

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

•

borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

•

Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

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Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

•	Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer’s Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means: a citizen or resident of the United States;

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a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

•	an estate that is subject to U.S. federal income tax regardless of the source of its income; or
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a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

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